                                                                    EXHIBIT 99.2

         FILED            UNITED STATES BANKRUPTCY COURT        RECEIVED
      FEB 12 2002          WESTERN DISTRICT OF TENNESSEE      FEB 08 2002
                                WESTERN DIVISION
     CLERK OF COURT                                         CLERK OF COURT
WESTERN DISTRICT OF TENN.                              WESTERN DISTRICT OF TENN.

                                            )
In re:                                      )        Chapter 11
                                            )
RESPONSE ONCOLOGY, INC., et al.,            )        Case No. 01-24607-DSK
                                            )
                                Debtors.    )        Jointly Administered
                                            )

              ORDER (A) ESTABLISHING BIDDING PROCEDURES AND BIDDING PROTECTIONS IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL REMAINING OPERATING ASSETS OF THE DEBTORS; (B) ESTABLISHING PROCEDURES WITH RESPECT TO THE ASSUMPTION AND ASSIGNMENT OF RELATED EXECUTORY CONTRACTS AND UNEXPIRED LEASES, INCLUDING FIXING OF CURE OBLIGATIONS AND ADEQUATE ASSURANCE OF FUTURE PERFORMANCE; (C) APPROVING THE FORM AND MANNER OF NOTICE OF
              SALE AND RELATED RELIEF; AND (D) OTHER RELATED RELIEF
              -----------------------------------------------------

         Upon the Motion for Entry of An Order (A) Establishing Bidding Procedures and Other Bidding Protections in Connection with the Sale of Substantially all Operating Assets of the Debtors; (B) Establishing Procedures with Respect to the Assumption and Assignment of Related Executory Contracts and Unexpired Leases, Including Fixing of Cure Obligations and Adequate Assurance of Future Performance; (C) Approving the Form and Manner of Notice of Sale and Related Relief; (D) Setting Expedited Hearing on the Relief Requested therein, and (E) Other Related Relief (the "Motion"), filed by Response Oncology, Inc. ("ROI"), Response Oncology Management of South Florida, Inc. ("RO-S. Florida"), Response Oncology of Fort Lauderdale, Inc. ("RO-Fort Lauderdale") and Response Oncology of Tamarac, Inc. ("RO-Tamarac"), the debtors -in-possession (collectively, the "Debtors"); and upon the Court having reviewed the Motion; and this Court finding that the relief requested in the Motion is in the best interests of the Debtors, the bankruptcy estates, the creditors, interest holders, and other parties in interest; and in consideration of the objections filed to the Motions; and after due deliberation
and sufficient cause appearing thereof, it is, this       day of February 2002,
by the United States Bankruptcy Court for the Western District of Tennessee, hereby FOUND AND DETERMINED THAT:

         A. This Court has jurisdiction of this matter pursuant to 28 U.S.C. sections 157 and 1334;

         B.       This is a core proceeding pursuant to 28 U.S.C. section
                  157(b)(2);

         C.       Notice of the Motion was sufficient;

         D. The Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and

         E. Capitalized terms used herein that are not defined in this Order shall have the meaning ascribed to such terms in the Motion; and

         F. All objections filed to the Motion, not otherwise resolved by the terms of this Order or withdrawn are OVERRULED; it is hereby

FOUND, ORDERED, ADJUDGED AND DECREED THAT:

         1. The Motion shall be, and hereby is, GRANTED, as modified herein;

         2. All objections filed to the Motion, not otherwise resolved by the terms of this Order or withdrawn are OVERRULED;

         3. The Form APA, as annexed hereto as Exhibit A (and as modified as necessary to be consistent with this Order), shall be and hereby is APPROVED;

         4. The Bidding Procedures as revised and annexed hereto as Exhibit B, shall be, and hereby are, APPROVED;

         5. The form and manner of notice of the Bidding Procedures, as revised, are hereby APPROVED as sufficient notice of the Bidding Procedures;

         6.       The Bidding Incentives, as set forth herein are, APPROVED;

         7. The Assumption and Assignment Procedures as revised and annexed hereto as Exhibit C, shall be, and hereby are, APPROVED;

         8. The Breakup Fee is approved and authorized in the amount and payable under the condition precedents recited in Exhibit B;

         9. Any person seeking to bid with respect to the Purchased Assets or otherwise submit a higher or better offer for the purchase of the Purchased Assets, must do so in accordance with the Bidding Procedures;

         10. To be considered a Qualifying Bid (as defined in the Bid Procedures), any bid for the Purchased Assets must be submitted in compliance with the Bidding Procedures;

         11. All Bids at the Open Auction shall be submitted in increments not less than $10,000.00 in excess of the applicable Stalking Horse Bid(s) (or with respect to Qualifying Bids that exceed the applicable Stalking Horse Bid(s), $10,000.00 in excess of the then last submitted, highest Qualifying Bid(s) for the Purchased Assets) plus the Breakup Fee (as defined in Bid Procedures);

         12. The Debtors will file a motion to assume to the PPM Service Agreements on or prior to February 13, 2002. Such motion is without prejudice to the Debtors withdrawing the Motion or any PPM Service Agreement subject to the Motion.

         13. A hearing on the issue of the assumability and/or assignability of any PPM Service Agreement is scheduled for March 1, 2002, 10:30 a.m. (the "PPM Assignability Hearing").

         14. A hearing to establish cure amounts with respect to the PPM Service Agreements and associated real estate leases that may be assumed and/or assigned is scheduled for March 11, 2002, at 10:30, a.m. (the "PPM Cure Hearing"). Briefing with respect to the PPM Cure Hearing is as follows: (1) the Debtors shall file and serve the PPMs with a "statement of cures" setting forth the amount of any cure obligation the Debtors believe are due in connection with the assumption of the PPM Service Agreement and the basis underlying such obligations by February 8, 2002;
                  (2) any objection to the "statement of cures" shall be filed and served on Debtors' counsel by February 22, 2002; (3) replies (if any) to any objections filed with respect to the "statement of cures" are to be filed by March 7, 2002. Unless otherwise ordered, the Open Auction shall not be conducted until cure amounts to be determined under this paragraph are determined.

         15. The hearing on assumption of any contract and lease other than the PPM Service Agreements and associated real estate leases to be assumed and/or assigned shall be scheduled by further Court order.

         16. The Open Auction is scheduled to occur on March 18, 2002, 10:00 a.m., at Harris, Shelton, Dunlap, Cobb & Ryder, P.L.L.C., One Commerce Square, Suite 2700, Memphis, Shelby County, Tennessee 38103-2555;

         17. The Sale Hearing to select the Successful Bidder(s) is scheduled for March 29, 2002, 10:30 a.m. Adequate assurance of future performance with respect to any contract or lease shall be determined at or prior to the Sale Hearing.

         18. The assumption and assignment of any executory contract and/or unexpired lease of real and/or personal property in connection with the Sale Motion shall be contingent upon the consummation of the sale of Purchased Assets ultimately approved by this Court, and upon the failure of this condition precedent, such executory contract and/or unexpired lease of real and/or personal property shall not be deemed assumed absent a separate motion by the Debtors seeking such relief. Nothing in this Order shall be deemed to be an adjudication of assumability and/or assignability of any contract or lease, or of any potential cure obligation.

         19. Notice of the Sale Motion (as defined in the Motion) and Sale Hearing (as defined in the Motion) and Assignment Motion (as defined in the Motion) and Assignment Hearing (as defined in the Motion) shall be sent only to (a) the Office of the United States Trustee, (b) counsel for the Agent, (c) all scheduled "creditors" or parties who filed proofs of claims; (d) the Debtors' twenty (20) largest unsecured creditors, (e) all parties in interest or creditors who have requested notice in the cases, (f) all persons who are known by the Debtors to have judgments, liens upon, or security interests in the Purchased Assets, or any Purchased Assets related thereto, (g) known parties to the contracts and/or leases that may be sold or assigned pursuant to Sale Motion or Assignment Motion, (h) the District Director of the Internal Revenue Service for the Western District of Tennessee, (i) all parties who are known to have expressed an interest in acquiring the Purchased Assets since the Petition Date; (j) any other party in interest who requests such information.

         20. The Debtors shall serve a copy of the instant Order upon all persons and entities identified in the preceding paragraph and shall file a certificate of service evidencing such service within five (5) days of entry of this Order.

         21. The Debtors shall comply with applicable state law concerning the confidentiality of patient records in connection with the Bidding Procedures and due diligence efforts. The PPMs shall reasonably cooperate with the Bid Procedures and the due diligence efforts.

         22. The Debtors retain their rights and duties under the Bankruptcy Code, including Bankruptcy Code Section 1106.

Dated: February 12, 2002

                                       /s/ David S. Kennedy
                                       -----------------------------------------
                                       HONORABLE DAVID S. KENNEDY
                                       CHIEF UNITED STATES BANKRUPTCY JUDGE

Approved for Entry:



/s/ Sam J. Alberts                                             /s/ Michael J. Coury
-------------------------------------                          ---------------------------------------
Sam J. Alberts    by Sam w/permission                          Michael J. Coury    by Sam w/permission
Akin, Gump, Strauss, Hauer & Feld LLP                          Farris, Mathews, Branan, Bobango &
1333 New Hampshire Avenue, N.W.                                Hellen PLC
Washington, D.C. 20036                                         One Commerce Square, Suite 2000
                                                               Memphis, TN 38103



/s/ David Blaylock                                             /s/ Jack F. Marlow
-------------------------------------                          ---------------------------------------
David Blaylock   by Sam w/ permission                          Jack F. Marlow      by Sam w/permission
Glankler Brown, PLLC                                           Marlow & Alrutz PLLC
1700 One Commerce Square                                       200 Jefferson, Suite 1500
Memphis, TN 38101                                              Memphis, TN 38103



/s/ Robert A. Guy
-------------------------------------
Robert A. Guy     by Sam w/permission
Waller, Lansden, Dortch & Davis PLLC
Nashville City Center
511 Union Street
Suite 2100
Nashville TN 37219-8966

                                    EXHIBIT A
                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                             RESPONSE ONCOLOGY, INC.
                                       AND
                                     [BUYER]

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of this
day of      , 2002 (the "EFFECTIVE DATE"), is made by and between Response
Oncology, Inc., a corporation duly organized and validly existing under the laws
of the State of Tennessee ("SELLER") and                      , a           duly
organized and validly existing under the laws of the State of ("BUYER").

         WHEREAS, Seller is a cancer care management company that provides high dose chemotherapy on an outpatient basis, owns assets and manages non-medical aspects of oncology practices, and compounds and dispenses cancer pharmaceuticals (the "BUSINESS");

         WHEREAS, Seller and certain of its wholly owned affiliates Response Oncology Management of South Florida, Inc., Response Oncology of Fort Lauderdale, Inc. and Response Oncology of Tamarac, Inc. (collectively the "Debtors," and individually a "Debtor"), are debtors-in-possession under a case filed under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") on March 29, 2001 in the United States Bankruptcy Court for the Western District of Tennessee (the "BANKRUPTCY COURT"), styled as In re Response Oncology, Inc., et al., Case Number 01-24607 DSK (jointly administered);

         WHEREAS, on                   ,   , 2002, the Bankruptcy Court entered
an Order approving the motion of the Debtors to set bidding and other procedures for the sale of substantially all remaining business assets of the Debtors and for related relief (the "Bid Procedure Order") and, with its associated notice, advised creditors and parties in interest that the proposed sale would be free of all liens, claims and interest of any kind or nature whatsoever, with such liens, claims or interests, attaching to the sale proceeds.

         WHEREAS, Seller desires to sell certain assets and assign and delegate certain contracts (and only such specified assets and contracts) of Seller to Buyer, all as set forth herein;

         WHEREAS, Buyer desires to purchase certain assets and assume certain contracts (and only such specified assets and contracts) of Seller, all as set forth herein;

         WHEREAS, the transactions contemplated by this Agreement, including the purchase and sale of assets, will be consummated pursuant to the Plan as confirmed by an order of the Bankruptcy Court entered pursuant to Section 1129 of the Bankruptcy Court (the "CONFIRMATION ORDER").

         WHEREAS, the asset sale and related transaction hereunder by the Debtors and Buyer are to be made in contemplation of the filing of a plan of reorganization in order to facilitate the same.


                                                                     [EXHIBIT A]

         NOW THEREFORE, in consideration of the premises and covenants as set forth herein, and other good and valuable consideration, and subject to the representations, warranties, and conditions contained herein, the Parties (as defined herein) agree as follows:

                                   ARTICLE 1

                                 GENERAL MATTERS

         SECTION 1.1.    INCORPORATION OF RECITALS.   The recitals set forth
above are incorporated herein by reference.

         SECTION 1.2.    BANKRUPTCY COURT APPROVAL.   The consummation of this
Agreement and the transaction contemplated herein is subject to approval of the Bankruptcy Court.

         SECTION 1.3.    EFFECT OF BID PROCEDURE ORDER AND SALE ORDER.    This
Agreement is subject to the provisions, requirements and limitations of the Bid Procedure Order and the order approving the sale of the "Purchased Assets" (as defined below).

         SECTION 1.4.    DEFINITIONS.    The following terms, whenever used in
this Agreement, shall have the respective meanings indicated below, for all purposes of this Agreement.

         "Assets" shall mean generally except as otherwise provided herein, all of the assets, rights, titles, easements, leases, contracts, licenses and other properties used in the Debtors' businesses.

         "Assigned Contracts" shall have the meaning set forth in Section 1.6.

         "Closing" shall have the meaning set forth in Section 1.10.

         "Conditions to Closing" shall have the meaning ascribed to it under Article Seven.

         "Excluded Assets" mean, unless otherwise expressly included on
Schedule 1.5.

         (a)      assets and properties not listed on Schedule 1.5;

         (b)      accounts receivable of Seller;

         (c) cash and cash equivalents or similar types of investments, such as certificates of deposit, treasury bills, and other marketable securities;

         (d)      all claims for refunds of deposits,

         (e) all claims for refunds of any federal, state, local, and/or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real estate, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, severance, estimated or other taxes, including any interest or addition thereto, for periods ending on or before the Closing Date;

         (f) any and all right, title, and interest in any insurance policy(ies) in connection with the ownership or operation of Seller's business and any and all amounts collected pursuant to such insurance policy(ies);

         (g) the corporate minute book, transfer records, and all other corporate documents unless specifically enumerated with respect to the assets to be purchased;

         (h)      prepaid expenses;

         (i)      leasehold improvements;

         (j) any purchase and sale contracts whereby Seller has already sold assets but may have certain pending rights or obligations, including proceeds therefrom;

         (k) all claims, demands, actions, causes of action, judgments, and pending litigation in which Seller is a claimant, plaintiff, counterclaimant, judgment creditor, or beneficiary to the extent that the foregoing relates solely to liabilities not being assumed by Buyer or assets not being purchased by Buyer;

         (l) any claims, or causes of action arising under or in connect to Chapter 5 of the Bankruptcy Code (e.g., preferences, fraudulent conveyances, recovery of improper post petition transfers, etc.);

         (m) any claim against Bristol Myers Squibb and/or Oncology Therapeutics Network whether filed or not; and

         (n)      all other assets expressly excluded on Schedule 1.5.1.

         "Parties" mean the Seller and Buyer; "Party" means the Seller or the Buyer.

         "Purchased Assets" means substantially all of the Debtors' Assets, as set forth on Schedule 1.5 and Assigned Contracts. Purchased Assets do not include Excluded Assets.

         "Purchase Price" shall have the meaning set forth in Section 1.7.

         SECTION 1.5.    SALE AND PURCHASE OF ASSETS.    Subject to the terms
and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date, Seller shall sell, convey, assign, transfer, and deliver, or cause to be sold, conveyed, assigned, transferred, and delivered, to Buyer, and Buyer shall purchase and acquire from Seller, Seller's right, title, and interest to the Purchased Assets, free and clear (notwithstanding and regardless of any disclosure to the contrary herein) of any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever (collectively, "CLAIMS" or a "CLAIM"), in exchange for payment by Buyer of the Purchase Price (as defined below).

         SECTION 1.6.    ASSIGNMENT AND DELEGATION OF CONTRACTS.    Subject to
the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Seller shall delegate and assign to Buyer, and Buyer shall assume from Seller, certain contracts and agreements used or useful in connection with the Business and other contracts with customers and clients as listed on Schedule 1.6 (collectively, the "ASSIGNED CONTRACTS"). With respect to the Assigned Contracts, Buyer shall, unless otherwise expressly agreed assume all contractual obligations and liabilities under the Assigned Contracts arising before, on or after the Closing Date, including any cure obligation (as that term is referred to under Section 365 of the Bankruptcy Code.

         SECTION 1.7.    PURCHASE PRICE.    The Buyer shall pay to Seller
dollars ($     ) (the "PURCHASE PRICE").

         SECTION 1.8.    GOOD FAITH DEPOSIT.    Upon delivery of this Agreement
by Buyer to Seller, Buyer shall deposit the lesser of Two Hundred Fifty Thousand Dollars ($250,000.00) or ten percent (10%) of the net cash value of the Buyer's bid in the form of a wire transfer or cashier's check to Akin, Gump, Strauss, Hauer & Feld, L.L.P. (the "Deposit"), which Deposit shall be held with interest in accordance with the terms of the Bid Procedure Order. If Buyer is a "Successful Bidder" (as defined under the Bid Procedure Order), the Deposit shall be applied to the Purchase Price. If Buyer is not a Successful Bidder, the Deposit shall be returned to the Bidder in accordance with terms of the Bid Procedure Order.

         SECTION 1.9.    TAX ALLOCATION.    The Parties agree to allocate the
Purchase Price among the Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation set forth on Schedule 1.9, attached hereto and incorporated by reference, and shall make all necessary filings (including those required under Internal Revenue Code Section 1060) in accordance with that allocation. In the event Schedule 1.9 is not prepared as of the Closing, Buyer shall prepare such Schedule after the Closing, subject to Seller's reasonable consent, and such Schedule shall be appended to, and made a part of, this Agreement at that time.

         SECTION 1.10.    CLOSING.    Subject to the provisions of the Bid
Procedure Order and provided that there is no stay of the Bankruptcy Court Order approving this Agreement and the transactions under this Agreement and the conditions to closing set forth in Article Seven herein have been satisfied, the closing of the transaction (the "Closing") will occur at the offices of Seller, 1805 Moriah Woods Boulevard, Memphis, Tennessee 38117, or such other place agreed to by the parties, on the earliest of (a) March 29, 2002 or (b) the date that all conditions to closing are met, which date may be extended by mutual agreement.

         SECTION 1.11.    SELLER'S OBLIGATION AT CLOSING.   At the Closing,
Seller shall deliver to Buyer the following:

         (a) Bills of sale and assignments transferring to Buyer all of the Assets, together with certificates or other evidence of title to the Assets, properly endorsed to Buyer; and

         (b)      The Assigned Contracts;

         (c) Any other certificates, consents, estoppel letters, and other documents required by this Agreement or executed by persons within the control of Seller as necessary to authorize or complete the transactions contemplated hereby; and

         (d) Such other items as are set forth elsewhere in this Agreement or as Buyer and its counsel may reasonably request as expressly permitted and/or required by the terms of this Agreement; and

         (e) Board resolution of Seller's directors authoring the execution and delivery of this Agreement and the performance of the obligations of Seller hereunder.

         At the Closing, Buyer shall deliver to Seller, as applicable, the following:

         (a) The balance of the Purchase Price by a wire transfer or payment in immediately available funds in the total amount of
                              dollars ($     ); and

         (b) Such other items as are set forth elsewhere in this Agreement or as Seller and its counsel may reasonably request; and

         (c) If Buyer is a corporation, Board resolutions of Buyer's directors (or if Buyer is not a corporation, written authorization by the persons with legal authority) authorizing the execution of this Agreement and the performance of the obligations of Buyer hereunder.

         SECTION 1.12.    ABANDONMENT DATE.    Notwithstanding anything herein
to the contrary, if the Closing does not take place by the close of business on
          , 2002 (the "ABANDONMENT DATE"), either Party hereto shall have the option to terminate this Agreement on or within five (5) business days after the Abandonment Date, in which case this Agreement will terminate in its entirety as to either Party hereto. The foregoing shall not be construed to terminate or otherwise affect any claims either Party hereto may have against the other Party hereto for breach of any obligation arising out of this Agreement, or any other agreement entered into in connection herewith, prior to the Abandonment Date.

                                   ARTICLE 2

                                OTHER AGREEMENTS

         SECTION 2.1. RETENTION OF CERTAIN EMPLOYEES AND OFFICE SPACE. Buyer intends to employ certain employees who are currently providing services to Seller ("the "Retained Employees"). A list of the Retained Employees, their anticipated positions and compensation is attached hereto as Schedule 2.1.

         SECTION 2.2.    POST CLOSING COOPERATION.    [Buyer and Seller
acknowledge and agree to cooperate with each other regarding the transfer of any licenses or other regulatory approvals necessary for the operation of the Business by buy after the Closing.]

         SECTION 2.3.    FURTHER ASSURANCES.    [From time to time after the
Closing Date, and to the extent Seller remains an operating entity, Seller shall give to Buyer and its representatives, auditors, and counsel full access during normal business hours to all of the properties, books, records, tax returns, contracts, licenses, franchises, and all of the documents of Seller reasonably relating to the Business being acquired by Buyer, the Assets, and the Assigned Contracts, and shall furnish to Buyer all information with respect thereto as Buyer may from time to time reasonably request. From time to time after the Closing, and to the extent Seller remains an operating entity, at Buyer's request and without further consideration, Seller agrees to execute and deliver at its expense such other instruments of conveyance and transfer and take such other actions as Buyer reasonably may require to more effectively deliver and vest in Buyer, and to put Buyer in legal and physical possession of, or to assign and delegate to Buyer, the Assets and the Assigned Contracts.]

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto as Schedule 3.0 and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         SECTION 3.1. ORGANIZATION, QUALIFICATION, AND POWER OF SELLER. Seller (i) is a duly organized and validly existing limited liability company under the laws of the State of Tennessee; [(ii) is qualified to do business and
is in good standing in              ]; (iii) has the requisite corporate power
and authority to carry on the Business; and (iv) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the Assets and to be a party to the Assigned Contracts.

         SECTION 3.2.    VALIDITY.    Seller has the full legal power and
authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Seller necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Seller in connection with the transactions contemplated by this Agreement, when executed and delivered, will constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Other than approval by the Bankruptcy Court, the execution and delivery by Seller of this Agreement, and the performance of its obligations hereunder, and the sale and delivery of the Assets and the assignment and delegation of the Assigned Contracts, do not require any action or consent of any party other than Seller pursuant to any contract, agreement, or other undertaking of Seller, or pursuant to any order or decree to which Seller is a party or to which any of their respective properties or assets are subject, and other than to the extent duly authorized by the Bankruptcy Court, will not violate any provision of law, the Articles of Organization or Operating Agreement of Seller, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Seller or any of their respective properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the properties or assets of Seller.

         SECTION 3.3.    TITLE TO ASSETS.    Except as set forth on
Schedule 3.3, Seller has good and marketable title to the Assets and the Assets are free and clear of any Claim of any kind whatsoever.

         SECTION 3.4.    ASSIGNED CONTRACTS.    Except, as set forth on
Schedule 3.4, each of the Assigned Contracts is a valid and existing contract or agreement.

         SECTION 3.5.    CONDITION AND SUFFICIENCY OF ASSETS.    All fixtures,
machinery, equipment, and other tangible property included within the Assets are sold "AS IS."

         SECTION 3.6.    LITIGATION AND INVESTIGATIONS.    Except as set forth
on Schedule 3.6, there is no: (i) action, suit, claim, proceeding, or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign; or (ii) governmental or professional inquiry pending or, to the knowledge of Seller, threatened against or directly or indirectly affecting Seller and there is no basis for any of the foregoing as to Seller, its agents, or key employees. Seller is not in default with respect to any order, writ, injunction, or decree applicable to Seller known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Except as set forth in Schedule 3.6, there is no action or suit by Seller pending or threatened against others.

         SECTION 3.7.    FEES AND COMMISSIONS.    Seller has not agreed to pay
or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, it in connection with this Agreement or the transactions contemplated hereby.

         SECTION 3.8.    EMPLOYEES.    Set forth on Exhibit 3.8 is a list of the
employment contracts to which seller is a party. There is no pending or, to the knowledge of Seller, threatened employee strike, work slowdown or stoppage, or labor dispute, or unfair labor practice claim. No union representation question exists respecting any employees of Seller. No collective bargaining agreement exists or is currently being negotiated by Seller, no demand has been made for recognition by a labor organization by or with respect to any employees of Seller, and none of the employees of Seller is represented by any labor union or organization. To Seller's knowledge, Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contractors. Seller has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. To Seller's knowledge, Seller is not engaged in any unfair labor practices (as defined in federal and state labor laws). There is no pending or, to the knowledge of Seller, threatened equal employment opportunity claims, wage and hour claims, unemployment compensation claims, or workers' compensation claims against or involving Seller.

         SECTION 3.9.    NO ADVERSE CHANGE.     Since                    , 2002,
no event has occurred or circumstance or set of facts exist that may result in an adverse change in the Assets or in the operations, properties, prospects, of the Business after the Assets are acquired by Buyer hereunder.

         SECTION 3.10.   DISCLOSURE.    No representation or warranty by Seller
in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Seller pursuant hereto, (i) contains any untrue statement of a material fact, or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that except as set forth on the Disclosure Schedule attached hereto as Schedule 4.0, and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         SECTION 4.1.    ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF
BUYER.    Buyer (i) is a duly organized and validly existing
[                           ] under the laws of the State of                ;
(ii) is qualified to do business and is in good standing in                  ;
(iii) has the corporate power and authority to carry on its business as now conducted; and (iv) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the assets that are the subject of this Agreement, and to be a party to the contracts and other agreements that are the subject of this Agreement.

         SECTION 4.2.    VALIDITY.    Buyer has the full legal power and
authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate actions of Buyer necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Buyer in connection with this Agreement and the transactions contemplated hereby, when executed and delivered, will constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with its respective terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Buyer of this Agreement, and the performance of its obligations hereunder, will not violate any provision of law, the Articles of Organization or Operating Agreement of Buyer, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Buyer, or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

         SECTION 4.3.    FEES AND COMMISSIONS.    Buyer has not agreed to pay or
become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

         SECTION 4.4.    OTHER APPROVALS.    All consents, approvals,
qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Buyer's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

         SECTION 4.5.    DISCLOSURE.    No representation or warranty by Buyer
in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Buyer pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 5

                               COVENANTS OF SELLER

         SECTION 5.1.    OPERATION OF BUSINESS.    Seller covenants to Buyer
that Seller shall operate and manage the Business until the Closing in substantially the same manner as the Business has been operated and managed by Seller in the past and shall maintain the physical condition of the Assets, reasonable wear and tear excepted [; provided, however, that on or after the date hereof, Seller may give its employees notice of the impending sale of the Assets to Buyer (the "Warn Notice"), and that such employees shall not be subject to the Seller's normal performance review process.]

         SECTION 5.2.    LIENS ON ASSETS.    The Seller shall not sell,
transfer, pledge, encumber, or dispose of the Purchased Assets. Notwithstanding the immediately preceding sentence, Seller may continue to encumber its Assets under existing or future cash collateral orders.

         SECTION 5.3.    LITIGATION.    Seller covenants to Buyer that it shall
advise Buyer promptly upon notification to Seller of any pending or, to the extent it has knowledge of it, threatened litigation or other legal or regulatory action affecting the Assets, the Assigned Contracts, the Business or Seller.

         SECTION 5.4.    NON-CONTRAVENTION.    Seller covenants to Buyer that
it shall not take any action or omit to take any action, which action or omission would have the effect of violating any of the covenants of this Agreement or warranties or representations of Seller in this Agreement.

         SECTION 5.5.    STANDSTILL.    Seller covenants to Buyer that Seller
shall not execute any new contracts, leases, or agreements, renew, extend, amend, modify, assign, or pledge any existing contracts, leases, and agreements, or assign or pledge any amounts payable thereunder, with respect to the Purchased Assets, without the express prior written consent of Buyer, except in the ordinary course of business and so long as such action does not alter any of the Parties' rights and obligations under this Agreement.

         SECTION 5.6.    INSURANCE.    Seller covenants to Buyer that Seller
shall cause all policies of insurance for fire and extended coverage risks and liability in effect on the Effective Date to be maintained in full force and effect through and including the Closing Date. Seller's obligation to maintain insurance coverage for the Business shall terminate on the Closing Date.

         SECTION 5.7.    COOPERATION WITH BUYER.    Seller covenants to Buyer
that Seller shall obtain, and/or reasonably cooperate with Buyer taking all reasonable steps necessary for it to obtain all required consents of third parties and approvals to Buyer's purchase of the Assets and assumption of the Assigned Contracts pursuant to this Agreement.

         SECTION 5.8.    GENERAL COOPERATION.    Seller covenants to Buyer that
it shall cooperate in good faith with Buyer in addressing other matters necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.9.    NO ADVERSE CHANGE.    Seller covenants to Buyer that
between the date hereof and the Closing Date, none of the following shall have occurred due to Seller's wrongful acts and/or omissions: (i) a material adverse change in the results of operations or financial condition of the Business;
(ii) a material loss or damage to the Assets (whether or not covered by insurance); and (iii) a material decline of the level of revenues of the Business or prospects for future revenues of the Business from the levels for such on the date hereof.

                                   ARTICLE 6

                               COVENANTS OF BUYER

         SECTION 6.1.    THIRD-PARTY CONSENTS.    Buyer shall cooperate with
Seller to obtain all required consents of third parties to the sale of the Assets and the assignment and delegation of the Assigned Contracts. Unless expressly set forth herein to the contrary, Buyer shall assume any and all cure obligations (as that term is recognized under Bankruptcy Code Section 365) with respect to the assumption of any Assigned Contracts and Purchased Assets, and such cure payment will not be an adjustment to the Purchase Price.

         SECTION 6.2.    GENERAL COOPERATION.    Buyer covenants to Seller that
Buyer shall cooperate in good faith with Seller in addressing other details necessary to consummate the transactions contemplated by this Agreement.

         SECTION 6.3.    NON-CONTRAVENTION.    Buyer covenants to Seller that it
shall not take any action or omit to take any action, which action or omission would have the effect of violating any of the covenants of this Agreement or warranties or representations of Buyer in this Agreement.

                                   ARTICLE 7

                              CONDITIONS TO CLOSING

         SECTION 7.1.    CONDITIONS TO OBLIGATIONS OF EACH PARTY.    The
respective obligations of each Party to consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction, or waiver by that Party, of the following conditions:

         (a) The release, consensually and/or pursuant to an Order of the Bankruptcy Court, of all liens, claims, encumbrances and interests in the Purchased Assets being sold to the Buyer, which liens shall attach to the proceeds of sale, in their respective order of priority, and which Order must not be restrained, enjoined or stayed.

         (b) Entry by the Bankruptcy Court of a final Order (or Orders) not subject to stay (which finality may be waived by the Buyer) approving the sale of the Purchased Assets and the assumption and assignment of the Assigned Contracts to the Buyer, which provides that: (i) Seller is authorized to assume and assign to Buyer all Assigned Contracts; (ii) that the Buyer is a "good faith" buyer within the meaning of Section 363(m) of the Bankruptcy Code; (iii) that appropriate notice has been provided to all persons whose liens, encumbrances, claims and interests the Seller is selling "free and clear" and (iv) that the sale of the Purchased Assets is free and clear of all liens, claims, encumbrances and interests.

         SECTION 7.2.    CONDITIONS TO OBLIGATIONS OF THE BUYER.    The
obligation of Buyer to purchase and pay for the Assets and assume the Assigned Contracts on the Closing Date, and consummate any other transactions contemplated by this Agreement, is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a)      REPRESENTATIONS AND WARRANTIES.   All the representations and
                  warranties contained in ARTICLE 3 of this Agreement (considered collectively), and each of those representations and warranties (considered individually) must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date (provided that representations which are expressly confined to a certain date shall speak only as of such date and provided further that notwithstanding any exceptions or disclosures to those representations and warranties, the Assets shall be conveyed to Buyer free and clear of any Claim whatsoever), and Seller shall have certified to such effect to Buyer in writing.

         (b)      COMPLIANCE WITH COVENANTS.   Seller shall have performed and
                  complied in all material respects with all agreements contemplated herein that are required to be performed or complied with by it prior to or at the Closing Date.

         (c)      CORPORATE PROCEEDINGS.   All corporate and other proceedings
                  to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (d)      SUPPORTING DOCUMENTS.   Buyer and its counsel shall have
                  received copies of all supporting documents reasonably requested by them.

         (e)      TRANSITION PATIENTS.   With respect to patients who are served
                  by Seller on or prior to Closing and who continue to be served after Closing by Buyer, Buyer shall be responsible to ensure that such patients are properly billed under the correct provider numbers.

         SECTION 7.3.    CONDITIONS TO THE OBLIGATIONS OF SELLER.    The
obligation of Seller to sell the Assets and assign and delegate the Assigned Contracts on the Closing Date, and consummate any other transactions contemplated by this Agreement, is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a)      REPRESENTATIONS AND WARRANTIES.   All the representations and
                  warranties contained in ARTICLE 4 of this Agreement and each of those representations and warranties (considered individually) must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date (provided that representations which are expressly confined to a certain date shall speak only as of such date); and Buyer shall have certified to such effect to Seller in writing.

         (b) COMPLIANCE WITH COVENANTS. Buyer shall have performed and complied in all material respects with all agreements contemplated herein that are required to be performed or complied with by Buyer prior to or at the Closing Date.

         (c) CORPORATE PROCEEDINGS. All corporate and other proceedings to be taken by Buyer in connection with the transaction, contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and Seller's counsel, shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (d) SUPPORTING DOCUMENTS. Seller and Seller's counsel shall have received copies of all supporting documents reasonably requested by them.

                                   ARTICLE 8

                         JOINT COVENANTS OF THE PARTIES

         SECTION 8.1.    CONFIDENTIALITY OF BUSINESS INFORMATION.    The Parties
heretofore have received and hereafter may receive various financial and other information concerning the activities, business, assets, and properties of the other Parties hereto. The Parties agree that:

         (a) all such information thus received by a Party hereto shall not at any time, or in any way or manner, be utilized by such Party for its respective advantage or disclosed by it to others for any purpose whatsoever; and

         (b) the Parties shall take all reasonable measures to assure that no employee or agent under its respective control shall at any time improperly use or disclose any information described in this Section; and

         (c) this Section shall not apply to (i) any such information that was known to a party prior to its disclosure to such party in accordance with this Section or was, is, or becomes generally available to the public other than by disclosure by the party or any of its respective employees or agents in violation of this Section; (ii) any disclosure that such party makes to any regulatory agency pursuant to that party's obligations of disclosure to such agency; (iii) any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iv) any disclosure required by or necessary or appropriate in connection with legal proceedings.

         SECTION 8.2.    RETURN OF INFORMATION.    In the event this Agreement
is terminated pursuant to Section 9.1, the Parties agree that they shall promptly return to the originating Party the confidential information of the other.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1.    TERMINATION EVENTS.    This Agreement may, by notice
given prior to or at the Closing, be terminated:

         (a) by Buyer if a material breach of this Agreement has been committed by Seller and such breach has not been expressly waived by Buyer in writing and has not been cured by the earlier of (1) ten (10) days after written notice of such breach has been provided to Seller, or (2) the Closing Date;

         (b) by Seller, if a material breach of this Agreement has been committed by Buyer and such breach has not been expressly waived by Seller in writing and has not been cured by the earlier of (1) ten (10) days after written notice of such breach has been provided to Buyer, or (2) the Closing Date;

         (c)      by Buyer if any of the conditions in SECTION    have not been
                  satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through failure of Buyer to comply with its obligations under this Agreement) and Buyer has not expressly waived such condition in writing on or before the Closing Date;

         (d)      by Seller, if any of the conditions in SECTION    have not
                  been satisfied as of the Closing Date or satisfaction of such condition is or becomes impossible (other than through failure of Seller to comply with its obligations under this Agreement) and Seller has not expressly waived such condition in writing on or before the Closing Date;

         (e)      by written mutual consent of Seller and Buyer.

         Termination of this Agreement shall be without prejudice to any other right or remedy of either of the Parties hereto. Notwithstanding the above, the Parties agree that Sections 8.1 and 8.2 shall survive termination for any reason.

         SECTION 9.2.    NOTICE.    Whenever notice must be given under the
provisions of this Agreement, such notice must be in writing and given by
(a) hand-delivery (with written confirmation of receipt) addressed to the Parties at their respective addresses set forth below; or (b) certified mail, return receipt requested, postage prepaid, and addressed to the Parties at their respective addresses set forth below; or (c) facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, addressed to the Parties at their respective addresses set forth below. All notices shall be deemed to have been duly given when actually received by the recipient:

         If to Seller:
                           -----------------------------

                           -----------------------------

                           -----------------------------

                           Attn:
                                ------------------------

         With a copy to:
                           -----------------------------

                           -----------------------------

                           -----------------------------

                           Attn:
                                ------------------------

         If to Buyer:
                           -----------------------------

                           -----------------------------

                           -----------------------------

                           Attn:
                                ------------------------

         With a copy to:
                           -----------------------------

                           -----------------------------

                           -----------------------------

                           Attn:
                                ------------------------

         SECTION 9.3.    LIABILITY AND RISK OF LOSS PRIOR TO CLOSING.    Up and
until the Closing, Seller shall remain liable for all obligations, liabilities, costs and expenses, fixed or contingent, arising out of the operation or ownership of any of the Assets and out of the conduct of the Business prior to the Closing, and shall remain liable for all such obligations and liabilities not assumed by Buyer pursuant to this Agreement following the Closing. All risk of loss of, and related to, the Assets shall remain with Seller through the Closing.

         SECTION 9.4.    MATERIALITY DEFINED.    Wherever in this Agreement the
term material is used it shall mean an item that would have a value of more than
$       .

         SECTION 9.5.    SURVIVAL OF PROVISIONS.    All warranties,
representations, hold harmless obligations and restrictions made, undertaken, and agreed to by the Parties hereto under this Agreement shall survive the Closing. In the event of termination of this Agreement, the provisions in this
Article 10 shall survive termination.

         SECTION 9.6.    AMENDMENT.    No modification, waiver, amendment,
discharge, or change of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought; provided either Party may change its own address as set forth in Section 10.2 hereof by unilateral written notice to the other Party hereto.

         SECTION 9.7.    ASSIGNMENT.    This Agreement shall not be assignable
by either Party without the prior written consent of the other. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement. Notwithstanding the foregoing, Buyer may assign this Agreement in its sole discretion to any entity that controls, is controlled by, or is under common control with, Buyer.

         SECTION 9.8.    SEVERABILITY.    If any one or more of the provisions
of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

         SECTION 9.9.    CHOICE OF LAW.    The interpretation of this Agreement
and the rights and obligations of the Parties hereunder shall be governed by the laws of the State of Tennessee, without regard to choice of law provisions.

         SECTION 9.10.   JURISDICTION.    The Parties agree that all disputes
with respect to this Agreement can and will be heard and adjudicated before and by the Bankruptcy Court, except to the extent that such jurisdiction is not legally permissible.

         SECTION 9.11.   BINDING BENEFIT.    The provisions, covenants, and
agreements herein contained shall inure to the benefit of, and be binding upon, the Parties hereto and each of their respective legal representatives, successors, and assigns.

         SECTION 9.12.   HEADINGS AND CONSTRUCTION.    All headings contained in
this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number, as the circumstances require.

         SECTION 9.13.   COUNTERPARTS.    This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

         SECTION 9.14.   EXPENSES.    Each of the Parties shall bear its own
expenses in connection with this Agreement.

         SECTION 9.15.   WAIVER.    The waiver by either Party of a breach or
violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

         SECTION 9.16.   CONSTRUCTION.   This Agreement shall not be construed
more strictly against either Party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such Party or its counsel, it being recognized that each Party hereto has contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the Parties.

         SECTION 9.17.   CUMULATIVE REMEDIES.    Any right, power, or remedy
provided under this Agreement to either Party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

         SECTION 9.18.   ENTIRE AGREEMENT.    This Agreement supersedes all
prior agreements between the Parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the Parties), and constitutes (along with the documents referred to in this

Agreement) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



RESPONSE ONCOLOGY, INC.                [Buyer
                                             -----------------------------------



By:                                    By:
   -------------------------------        --------------------------------------



Title:                                 Title:
      ----------------------------           -----------------------------------



Date:                                  Date:
     -----------------------------          ------------------------------------

                                    EXHIBIT B

                               BIDDING PROCEDURES

(a) All bids to purchase all or some of the Purchased Assets (collectively "Bids," and individually a "Bid") must be in writing, conform to the terms and conditions described in the Bidding Procedures Motion and be binding on each entity or partner participating in the Bid (the "Bidders"). Bids must be received no later than February 22, 2002, 5:00 P.M. EASTERN STANDARD TIME, 2002 (the "Bid Date") and should be directed to the undersigned co-counsel for the Debtors.

(b) All Bids must be submitted with a binding and enforceable asset purchase agreement ("APA") with terms that are the same or substantially similar to the draft Asset Purchase Agreement attached hereto as Exhibit 1 (the "Draft APA"). An APA (including any other exhibits thereto submitted by the Bidder) must contain all of the terms and conditions of the sale, including all of the representations and warranties to be made by the Debtors and required of the Bidder, and a list of any and all Purchased Assets to be excluded.

(c) All Bids, including any jointly made Bids, must be accompanied by a certified or bank check, wire transfer, irrevocable letter of credit, or cash equivalent payable to co-counsel to the Debtors, Akin, Gump, Strauss, Hauer & Feld, LLP, as agent, in the amount of the lesser of
         (i) $250,000 or (ii) 10% of the net cash value of the Bid amount, such monies representing an earnest money deposit to be held in escrow and applied toward the purchase price if the Bid is accepted by Debtors and the sale approved by the Bankruptcy Court ("Deposit"), or retained by Debtors as liquidated damages if the Bid is accepted by the Debtors and approved by the Bankruptcy Court but the closing of the sale does not occur within 5 business days after entry of an order approving the sale to such other Bidder, other than because of a default by the Debtors.

(d) All Bids shall be accompanied by evidence of the Bidder's financial wherewithal to consummate the transaction and perform under the APA. If internal financing is being relied upon, the Bidder must submit a financial statement(s) demonstrating in sufficient detail availability of funds with the Bid. If external financing is being relied upon, commitment letters from third party financing sources must be attached to the Bid. Prior to the Bid Date, each Bidder shall have obtained authorization and approval from its Board of Directors (or comparable governing body) with respect to the submission of its Bid and execution and delivery of its asset purchase agreement, and shall have provided evidence of such authorization to the Debtors.

(e) Each Bid must fully disclose the identity of each entity that will be acquiring the Purchased Assets under, or otherwise participating in connection with, such Bid. Each Bid should provide sufficient financial and other information regarding both the Bidder and partner(s), if any, to satisfy the Debtors with respect to the requirements enumerated in Section 363(m) of the Bankruptcy Code or as otherwise provided for elsewhere herein.

(f)      Bids may be for all or some of the Purchased Assets.

(g) Any potential Bidder must complete all required due diligence on or prior to the Bid Date. Any potential Bidder will be provided with the opportunity to meet with management and have access to a data room for the purposes of conducting the necessary due diligence to formulate an informed Bid through the Bid Date. Access to certain confidential information of the Debtors will remain available to Bidders through the Bid Date. Bidders shall have access to such information only upon execution of a confidentiality agreement in a form satisfactory to the Debtors. The Debtors shall not be obligated to furnish any due diligence information after the Bid Deadline or to any person that the Debtors determine is not reasonably likely to submit a Qualified Bid (as defined below). Bidders are advised to exercise their own discretion before relying on any information regarding the Purchased Assets provided by anyone other than the Debtors or their representatives. The Debtors recognize potential Bidders may consult with the oncology practices that are parties to the subject PPM Agreements (collectively, the "Subject PPMs," individually, a "Subject PPM"). Any potential Bidder which has not executed a confidentiality agreement with the Debtors and demonstration to the satisfaction of the Debtors (after consultation with its advisors, the Lenders, Agent and Oncology Therapeutics Network ("OTN")) the financial wherewithal to consummate the purchase of the Purchased Assets the Bidder seeks to be sold will not be allowed to participate in the due diligence process.

(h) Each Bid that meets the requirements set forth in above paragraphs (a) through (g) shall constitute a "Qualified Bid;" and referred to collectively as "Qualified Bids."

(i) On or before February 26, 2002, the Debtors, after consultation with Lenders, Agent and OTN, may select the Qualified Bid or Qualified Bids that represent the highest and best Bid for some or all the Purchased Assets. If only one Qualified Bid is selected, it shall be referred to as the "Stalking Horse Bid;" if two or more Qualified Bids are selected, they shall be referred to as the "Stalking Horse Bids." The Bidder(s) whose Qualified Bid(s) are selected are referred to as the "Stalking Horse Bidder (if one Qualified Bid is selected) and the "Stalking Horse Bidders" (if more than one Qualified Bid is selected).

(j) In evaluating whether a Qualified Bidder has submitted a highest or otherwise best Qualifying Bid for all or some of the Purchased Assets the Debtors and their advisors may consider, among other things: (i) the APA submitted by each Qualified Bidder and any differences between/among it and other APAs and/or the Draft APA; (ii) the extent to which the terms and conditions of the APA are likely to delay closing of the sale of the Purchased Assets to such Bidder and the cost to the Debtors of such modifications or delay; (iii) the amount of cash consideration set forth in such Qualifying Bid; (iv) the Bidder's financial situation


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         and relevant wherewithal; (v) the timing for payment of the cash consideration; (vi) the probability of prompt closing; and (vi) any other material contingencies.

(k) Upon the Debtors' selection of the Stalking Horse Bid(s), the Debtors shall file a motion seeking approval of the sale of Purchased Assets to the Stalking Horse Bidder(s) (the "Sale Motion"). The hearing on the Sale Motion shall be conducted on March 29, 2002, 10:30 a.m., at the United States Bankruptcy Court, 200 Jefferson, Memphis, Tennessee, 38103 (the "Sale Hearing"). No Stalking Horse Bid may be withdrawn or reduced by the Stalking Horse; however, the Stalking Horse Bidder may increase such a Stalking Horse Bid.

(l) Up to and during the Open Auction (as defined below) Qualified Bidders may submit alternative Bids (collectively "Alternative Bids," individually an "Alternative Bid") with respect to some or all of the Purchased Assets being purchased by a Stalking Horse. An Alternative Bid must be submitted with an APA in compliance with requirements set forth in paragraphs (b) through (e) above.

(m) In determining whether the Alternative Bid(s) or the Stalking Horse Bid(s) has submitted the highest and best bid, the Debtors and their advisors may consider, among other things: (i) the Alternative Bid(s) submitted by the Alternative Bidder(s) and any differences between/among it and the Stalking Horse Bid(s); (ii) the extent to which the terms and conditions of the Alternative Bid are likely to delay closing of the sale of the Purchased Assets to such Bidder and the cost to the Debtors of such modifications or delay; (iii) the amount of cash consideration set forth in such Bids; (iv) the Alternative Bidder's financial situation and relevant wherewithal;
         (v) the timing for payment of the cash consideration; and (vi) the probability of prompt closing.

(n) There is to be an auction with respect to the sale of the Purchases Assets (the "Open Auction"). The Open Auction is to occur on March 18, 2002, 10:30 a.m. (prevailing Central Time) at Harris, Shelton, Dunlap, Cobb & Ryder, P.L.L.C., One Commerce Square, Suite 2700, Memphis, Shelby County, Tennessee 38103-2555. The Debtors shall notify all persons who submitted Qualifying Bids that they may participate in the Open Auction. Only parties that have submitted Qualifying Bids and the Lenders and Agent may participate in the Open Auction.

(o) After the Open Auction, the Debtors will present to the Bankruptcy Court (after consultation with the Lenders, Agent and OTN), from the Stalking Horse Bid(s) and the Alternative Bid(s), the Bid(s) that it has determined to be the highest or otherwise best offer for the Purchased Assets (the "Proposed Successful Bid(s)").

(p) At the Sale Hearing the Debtors shall submit the Proposed Successful Bid(s). If the Proposed Successful Bid is not approved, the Debtors may propose another Qualifying Bid to become the Successful Bid. The Bidder(s) whose Bid is selected as the Successful Bid(s) is referred to as the "Successful Bidder(s)." Consummation of the sale to the Successful Bidder(s) shall occur within five (5)


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

         business days after the entry of the Order approving such sale (the "Closing Window"), unless the Debtors extend such period after consultation with the Agent, Lenders and OTN. "Consummation" shall be deemed to have occurred when the Debtors or their authorized agent receives the entire purchase price of the Successful Bid(s).

(q) Upon the failure to consummate the sale of the Purchased Assets after the Sale Hearing because of a breach or failure on the part of the Successful Bidder(s), the next highest Qualifying Bid(s), if determined by the Bankruptcy Court at the Sale Hearing, may be deemed the Successful Bid(s) without further order of the Bankruptcy Court. In the event a Successful Bidder fails to consummate the Sale within the Closing Window and the Closing Window is not extended as set forth above in Paragraph (p), the Deposit of the successful Bidder shall immediately revert to the Debtors without further hearing.

(r) All Bids are irrevocable until the earlier of (i) five (5) business days after the sale of the Purchased Assets has closed, and (ii) thirty
         (30) days after the Sale Hearing.

(s) The Debtors' presentation to the Bankruptcy Court for approval of a particular Qualifying Bid does not constitute the Debtors' acceptance of such Bid. The Debtors have accepted a Successful Bid only when that Bid has been approved by the Bankruptcy Court at the Sale Motion Hearing. Any Bid shall not be deemed rejected until the earlier of Debtors' communication of such rejection in writing or 48 hours after the sale of the Purchased Assets has closed.

(t) All of the Debtors' right, title and interest in and to the Purchased Assets shall be assigned and sold free and clear of all liens, claims, interests, and encumbrances, if any, with such liens, claims, interests, and encumbrances, if any, to attach to the proceeds received by the Debtors as a result of the sale with the same force and effect that they now have, subject to the order of the Court.

(u) Unless otherwise ordered, to the extent the Debtors determine that liens senior to those of the Debtors' Lenders and/or Agent have been asserted or may exist, the Debtors shall escrow a sufficient amount of the proceeds of the sale of the Purchased Assets to pay such prior liens until the extent, validity and priority of such liens has been determined by the Court or any other amount so ordered to be escrowed by the Bankruptcy Court.

(v) The sale of the Purchased Assets shall be on an "as is, where is" basis without representation or warranties of any kind, nature or description by the Debtors, their agents, or the estates, except to the extent set forth in the APA(s) of the Successful Bidder(s) as accepted by the Debtors. Except as provided in such APA(s), all of the Debtors' right, title and interest in and to the Purchased Assets shall be sold free and clear of liens, claims and encumbrances, if any, in accordance with section 363 of the Bankruptcy Code. Each Bidder shall be deemed to acknowledge and represent that it had a complete opportunity to inspect and examine the Purchased Assets and conduct any and all due diligence


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

         regarding the Purchased Assets prior to making its Bid, that it has relied solely upon it own independent review, investigation and/or inspection of any documents and/or Purchased Assets in making its Bid and that it did not rely upon or receive any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law, or, with respect to the Purchased Assets, the completeness of any information provided in connection to the sale of the Purchased Assets, except as expressly stated in these Bidding Procedures.

(w) The Debtors shall have the right to adopt such other rules, which, in their business judgment, will better promote the goals of the bidding process.

(x) Lenders or Agent may credit bid for all or any part of the Purchased Assets at the Auction pursuant to 11 U.S.C. ss. 363(k). Lenders and Agent shall not be required to submit a Bid at any previous stage in order to credit bid for the Purchased Assets at the Open Auction. Further, if for any reason the Open Auction should become unnecessary such as due to the absence of any Alternative Bid(s), an Open Auction shall be conducted for the purpose of allowing the Lenders or Agent to credit bid against the Stalking Horse (Bid(s).

(y) The Breakup Fee provisions in the motion (the "Motion") seeking approval of these procedures are altered as follows: Each Stalking Horse Bidder may receive a Breakup Fee of the lesser amount of the following (a) 2% of the net cash value of its Bid or (b) 2% of the net cash value of the Bid(s) of the alternative Successful Bidder. Notwithstanding anything stated in the Motion, any Stalking Horse Bidder(s) who assert a lien on Purchased Assets or who are parties to any PPM Service Agreement, or affiliates or designees, of such parties is not entitled to any Breakup Fee. Moreover, no Breakup Fee shall be paid if the Lenders or the Agent are the Successful Bidder(s).

(z) Alternative Bids must be in the amount sufficient to cover the Breakup Fee of the Stalking Horse Bid plus $10,000.00 above the Stalking Horse Bid (or, if applicable, the then highest Qualifying Bid). Notwithstanding anything in the Motion, the overbid minimum shall be $10,000.00 rather than $100,000.00.

(aa) The Debtors reserve the right to suspend or otherwise terminate the Open Auction or the Sale of any Purchased Assets prior to entry of an order approving such Sale. This provision will not alter or amend any Breakup Fee owing to the Stalking Horse(s).


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

                                    EXHIBIT C

                      ASSUMPTION AND ASSIGNMENT PROCEDURES

(a) Upon filing of the Sale Motion, the Debtors will file and serve the Assignment Motion to approve assumption and assignment of unexpired leases and executory contracts and to fix cure obligations and adequate assurance of future performance.

(b)      The Assignment Motion shall identify:

         (i) The unexpired contracts and leases to be assumed and assigned as part of the Purchased Assets, including the name and address of the nondebtor party(ies) to such agreements.

         (ii) All cure obligations required by section 365 of the Bankruptcy Code that the Debtors aver exist and need be satisfied upon assumption and assignment of such contracts and leases.

(c) Any objection to the proposed assumption and assignment, including without limitation the amount of any cure obligation and the nature of any alleged cure requirement, must be filed with the Bankruptcy Court and served upon the undersigned co-counsel for the Debtors within 11 days from the date of filing of the Assignment Motion.

(d) A hearing on the Motion and any objection thereto will be conducted at a date and time to be set by the Court.

(e) The assumption and assignment of any executory contract or lease pursuant to the Assignment Motion shall be contingent upon closing of the sale of the Purchased Assets. In the event that a sale of the Purchased Assets should not close, the executory contracts and unexpired leases shall not be assumed or otherwise affected absent separate motion and order seeking such relief.



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